EXHIBIT INDEX

Exhibit No.                     Description
-----------                     ------------

(3)(a) Restated Certificate of Incorporation of the Company filed by the Department of State of New York on October 29, 1996, as amended by Certificate of Amendment of the Certificate of Incorporation of the Company filed by the Department of State of New York on May 21, 1999.

(3)(b) By-Laws of the Company, as amended through April 6, 1999 (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1999).

(4)(a) Form of Rights Agreement dated as of April 7, 1997, between the Company and BankBoston, N.A. (f/k/a The First National Bank of Boston), as Rights Agent, which includes as Exhibits A and B thereto the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, respectively (incorporated by reference to Exhibit 4.10 to the Company's Current Report on Form 8-K dated April 7, 1997).

(4)(b) Form of Amendment No. 1, dated as of February 7, 2000, to the Rights Agreement dated as of April 7, 1997, between the Company and BankBoston, N.A. (f/k/a The First National Bank of Boston), as Rights Agent (incorporated by reference to
             Exhibit 4(b) to Amendment No. 2 to the Company's Form 8-A Registration Statement filed with the Commission on February 8, 2000).